Exhibit 32.2

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350

AS ADOPTED PURSUANT TO SECTION 906 OF THE

SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Aurelio Resource Corporation (the “Corporation”) on Form 10-KSB for the twelve month period ended December 31, 2007 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Allan J. Marter, Chief Financial Officer of the Corporation, certify, pursuant to 18 U.S.C. Section 1350 as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of my knowledge:

1. The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Corporation.

AURELIO RESOURCE CORPORATION

Date: April 2, 2008	By:	/s/ Allan J. Marter
Allan J. Marter
Chief Financial Officer

A signed original of this written statement required by Rule 13a- 14(b) of the Securities Exchange Act of 1934 and 18 U.S.C. Section 1350 has been provided to Aurelio resource Corporation and will be retained by Aurelio Resource Corporation and furnished to the Securities and Exchange Commission or its staff upon request.

This certification accompanies the Form 10-KSB to which it relates, is not deemed filed with the Securities and Exchange Commission and is not to be incorporated by reference into any filing of the Registrant under the Securities Act of 1933 or the Securities Exchange Act of 1934 (whether made before or after the date of the Form 10-KSB), irrespective of any general incorporation language contained in such filing.